                                (IROBOT(R) LOGO)

                                January 23, 2007

Mr. Gregory F. White
**
**

          Re: Separation and Release Agreement

Dear Greg:

     As you know, you have advised iRobot Corporation (the "Company") of your intent to resign from employment with the Company. This letter confirms the agreement that you have reached with the Company with respect to the terms for your resignation, including the terms for a transitional period of employment until your successor can be identified. The purpose of this Agreement is to establish an amicable arrangement for transitioning and ending your employment relationship, including, but not limited to, releasing the Company and related persons or entities from any claims, permitting you to receive certain benefits, and acknowledging your continuing obligations to the Company. If you agree to the terms of this Agreement, you acknowledge that you are entering into this Agreement voluntarily.

     With those understandings, you and the Company agree as follows:

     1. RESIGNATION FROM EMPLOYMENT.

     (a) Provided that you perform your responsibilities diligently and do not otherwise provide the Company with cause to terminate your employment, your resignation from employment with the Company will be effective as of 5:00 p.m.
(ET) on March 26, 2007 (the "Separation Date"). You hereby agree to resign as President of the Company's Home Robots division and as an executive officer of the Company effective immediately. You hereby assume the role and title of "Special Advisor" to the Chief Executive Officer at an annual base salary of $125,000.00 to be paid in accordance with the Company's ordinary payroll practices. You shall hold such position until the March 26, 2007 Separation Date.

     (b) As of the Separation Date, your salary will cease, and any entitlement you have or might have under a Company provided benefit plan, program or practice will terminate, except as required by federal or state law, or as otherwise described below. The Company shall pay you, however, for all accrued but unused vacation time through the Separation Date. In accordance with the terms of your Executive Agreement with the Company, dated March 16, 2006 ("Executive Agreement"), you are not entitled to any payments, salary continuation, severance or other benefits because your resignation from employment with the Company is not pursuant to Section 4 or Section 5 of your Executive Agreement. You acknowledge that the Company has complied with its obligations under your Executive Agreement through the date hereof.

     2. HEALTH BENEFITS. The Separation Date shall be the date of the "qualifying event" under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). If you elect to continue medical insurance coverage after the Separation Date in accordance with the provisions of

                               IROBOT CORPORATION

  63 South Avenue, Burlington, MA 01803-4903 - 781.345.0200 - Fax 781.345.0201
                                - www.irobot.com

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Separation & Release Agreement
January 23, 2007
Page 2 of 7


COBRA, you may do so at your own expense. A separate letter describing your rights pursuant to COBRA will be sent to you on or after the Separation Date.

     3. RESTRICTED COMMON STOCK REPURCHASE.

     (a) On May 3, 2004, you and the Company entered into that certain Restricted Stock Purchase Agreement ("Restricted Stock Agreement") pursuant to which you purchased sixteen thousand one hundred and eighty-seven (16,187) shares of the Company's common stock, par value $0.01 per share ("Common Stock"). If you first provide the Company with an effective release in the form attached hereto as Exhibit A, the Company shall exercise its repurchase right pursuant to Section 4 of the Restricted Stock Agreement with respect to all the then Unvested Shares (as defined in the Restricted Stock Agreement) held by you. The Company will tender to you the aggregate Repurchase Price (as defined in the Restricted Stock Agreement) for the Unvested Shares being repurchased. In connection with the foregoing, you will execute and deliver the stock power attached hereto as Exhibit B authorizing the transfer of the aggregate Unvested Shares to the Company.

     (b) Except as otherwise specified in Section 3(a) of this Agreement, the terms and conditions of any and all other stock option agreements and or restricted stock purchase agreements entered into between you and the Company during the course of your employment are not modified in any way and remain subject to the terms of the Amended and Restated 2001 Special Stock Plan of iRobot Corporation or any applicable predecessor or successor plans. Specifically, this Section 3 is not intended to modify in any respect the rights to which you would otherwise be entitled if you were not to agree to this Agreement as set forth in the June 12, 2003 Incentive Stock Option Agreement, the July 1, 2003 Incentive Stock Option Agreement, the January 12, 2004 Restricted Stock Purchase Agreement and/or the February 28, 2004 Incentive Stock Option Agreement entered into between you and the Company.

     4. TAX TREATMENT. The Company shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith determines that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate you for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

     5. RELEASE. In exchange for your continued employment, as described in
Section 1, which is in addition to anything of value which you otherwise are entitled to receive, and other good and valuable consideration, the receipt of which is hereby acknowledged, you and your representatives, agents, estate, heirs, successors and assigns, absolutely and unconditionally hereby release, remise, discharge, indemnify and hold harmless the Company (defined to include the Company and/or any of its parents, subsidiaries or affiliates, predecessors, successors or assigns, and its and their respective current and/or former partners, directors, shareholders/stockholders, officers, employees, attorneys and/or agents, all both individually and in their official capacities), from any and all actions or causes of action, suits, claims, complaints, contracts, liabilities, agreements, promises, contracts, torts, debts, damages, controversies, judgments, rights and demands, whether existing or contingent, known or unknown ("Claims"), which arise out of your employment with,

Separation & Release Agreement
January 23, 2007
Page 3 of 7


change in employment status with, and/or separation of employment from, the Company. This release is intended by you to be all encompassing and to act as a full and total release of any Claims, whether specifically enumerated herein or not, that you may have or have had against the Company arising from conduct occurring up to and through the date of this Agreement, including, but not limited to, any Claims: relating to your employment by the Company or the termination of your employment with the Company; of wrongful discharge; of breach of contract; of retaliation or discrimination under federal, state or local law (including, without limitation, Claims of age discrimination or retaliation under the Age Discrimination in Employment Act, Claims of disability discrimination or retaliation under the Americans with Disabilities Act, and Claims of discrimination or retaliation under Title VII of the Civil Rights Act of 1964); under any other federal or state statute; of defamation or other torts; of violation of public policy; for wages, bonuses, incentive compensation, stock, stock options, vacation pay or any other compensation or benefits; and for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney's fees; provided, however, that this release shall not affect your vested rights under the Company's Section 401(k) plan or your rights under this Agreement. You agree that you shall not seek or accept damages of any nature, other equitable or legal remedies for your own benefit, attorney's fees, or costs from any of the Releasees with respect to any Claim released by this Agreement. As a material inducement to the Company to enter into this Agreement, you represent that you have not assigned to any third party and you have not filed with any agency or court any Claim released by this Agreement.

     6. ACKNOWLEDGEMENT AND AMENDMENT OF PRIOR AGREEMENTS.

     (a) Invention, Confidentiality Agreement: You acknowledge and agree that on or about March 26, 2003, you and the Company entered into an Invention, Confidentiality Agreement, a copy of which is attached as Exhibit C. You further acknowledge and agree that certain obligations set forth in that Invention, Confidentiality Agreement will survive the termination of your employment with the Company, including but not limited to the obligations set forth in Section
1.2 (Confidential Information).

     (b) Noncompetition and Nonsolicitation Agreement: You acknowledge and agree that on or about March 16, 2006, you and the Company entered into a Noncompetition and Nonsolicitation Agreement, a copy of which is attached as Exhibit D, for which you were provided good and adequate consideration. You further acknowledge and agree that certain obligations set forth in that Noncompetition and Nonsolicitation Agreement survive the termination of your employment, including, but not limited to, the obligations set forth in Section 2 (Noncompetition), Section 3 (Nonsolicitation of Customers), Section 4 (Nonsolicitation of Employees) and Section 5 (Notice to Future Employers and of Future Employment). In exchange for the additional good and valuable consideration provided to you in this Agreement, you acknowledge the enforceability of your continuing obligations as set forth in the Noncompetition and Nonsolicitation Agreement and further agree that the first clause of the first sentence contained in each of Sections 2(a) and 4(a) of the Noncompetition and Nonsolicitation Agreement shall be amended to read as follows:

          During the period of my employment by the Company and for eighteen months following the termination of my employment, regardless of the reasons for my termination,

Separation & Release Agreement
January 23, 2007
Page 4 of 7


In addition, the first clause of the first sentence contained in Section 3(a) of the Noncompetition and Nonsolicitation Agreement shall be amended to read as follows:

          During the period of my employment by the Company and for eighteen months following the termination of my employment, regardless of the reasons for my termination, without the written consent of the Company, which shall not be unreasonably denied,

     7. COMPANY FILES, DOCUMENTS AND OTHER PROPERTY. On the Separation Date, you will return to the Company all Company property and materials, including but not limited to, personal computers, laptops, fax machines, scanners, copiers, cellular phones, personal data assistants, Company credit cards and telephone charge cards, manuals, building keys and passes, courtesy parking passes, diskettes, intangible information stored on diskettes, software programs and data compiled with the use of those programs, software passwords or codes, tangible copies of trade secrets and confidential information, sales forecasts, names and addresses of Company customers and potential customers, customer lists, customer contacts, sales information, sales forecasts, memoranda, sales brochures, business or marketing plans, reports, projections, and any and all other information or property previously or currently held or used by you that is or was related to your employment with the Company ("Company Property"). You agree that in the event that you discover any other Company Property in your possession after the Separation Date, you will immediately return such materials to the Company.

     8. NONDISPARAGEMENT. You agree not to make disparaging, critical or otherwise detrimental comments to any person or entity concerning the Company, its officers, directors or employees; the products, services or programs provided or to be provided by the Company; the business affairs or the financial condition of the Company; or the circumstances surrounding your employment and/or separation of employment from the Company. You further agree not to take any actions or conduct yourself in any way that would reasonably be expected to affect adversely the reputation or goodwill of the Company or any of its current or former officers, directors, shareholders, employees or agents. Nothing herein shall prohibit or bar you from providing truthful testimony in any legal proceeding or in communicating with any governmental agency or representative or from making any truthful disclosure required, authorized or permitted under law; provided, however, that in providing such testimony or making such disclosures or communications, you will use your best efforts to ensure that this Section is complied with to the maximum extent possible.

     9. CONFIDENTIALITY OF THIS AGREEMENT. You shall maintain confidentiality concerning the dollar amount and all other terms of this Agreement. Except as required pursuant to legal process, you will not discuss the same with anyone except your immediate family and accountants or attorneys when such disclosure is necessary for the accountants or attorneys to render professional services. Prior to any such disclosure that you may make, you shall secure from your attorney or accountant their agreement to maintain the confidentiality of such matters.

     10. INFORMATION CONCERNING ACTUAL, POTENTIAL OR ALLEGED FINANCIAL IRREGULARITIES. You represent that you are not aware of any actual, potential or alleged financial irregularities concerning the Company.

Separation & Release Agreement
January 23, 2007
Page 5 of 7


     11. FUTURE COOPERATION. You agree to cooperate reasonably with the Company (including its outside counsel) in connection with the contemplation, prosecution and defense of all phases of existing, past and future litigation about which the Company believes you may have knowledge or information. You further agree to make yourself available at mutually convenient times during and outside of regular business hours as reasonably deemed necessary by the Company's counsel. The Company shall not utilize this Section 11 to require you to make yourself available to an extent that would unreasonably interfere with full-time employment responsibilities that you may have after the Separation Date. You agree to appear without the necessity of a subpoena to testify truthfully in any legal proceedings in which the Company calls you as a witness. The Company shall also reimburse you for any pre-approved reasonable business travel expenses that you incur on the Company's behalf as a result of your litigation cooperation services, after receipt of appropriate documentation consistent with the Company's business expense reimbursement policy. You further agree that you shall not voluntarily provide information to or otherwise cooperate with any individual or entity that is contemplating or pursuing litigation against any of the Releasees or that is undertaking any investigation or review of any of the Releasees' activities or practices; provided, however, that you may participate in or otherwise assist in any investigation or inquiry conducted by the EEOC or the Massachusetts Commissions Against Discrimination. Notwithstanding the foregoing, this provision shall not apply to the extent that your breach of this Agreement consists of initiating a legal action in which you contend that the release set forth in Section 5 is invalid, in whole or in part, due to the provisions of 29 U.S.C. Section 626(f).

     12. LEGAL REPRESENTATION. This Agreement is a legally binding document and your signature will commit you to its terms. You acknowledge that you have been advised to discuss all aspects of this Agreement with your attorney, that you have carefully read and fully understand all of the provisions of this Agreement and that you are voluntarily entering into this Agreement.

     13. ABSENCE OF RELIANCE. In signing this Agreement, you are not relying upon any promises or representations made by anyone at or on behalf of the Company.

     14. ENFORCEABILITY. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     15. WAIVER. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     16. ENFORCEMENT.

     (a) Jurisdiction. You and the Company hereby agree that the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of

Separation & Release Agreement
January 23, 2007
Page 6 of 7


Massachusetts shall have the exclusive jurisdiction to consider any matters related to this Agreement, including without limitation any claim for violation of this Agreement. With respect to any such court action, you (i) submit to the jurisdiction of such courts, (ii) consent to service of process, and (iii) waive any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction or venue.

     (b) Relief. You agree that it would be difficult to measure any harm caused to the Company that might result from any breach by you of your promises set forth in this Agreement and its attachments, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, you agree that if you breach, or propose to breach, any portion of your obligations under this Agreement or its attachments, the Company shall be entitled, in addition to all other remedies it may have, to an injunction or other appropriate equitable relief to restrain any such breach, without showing or proving any actual damage to the Company and without the necessity of posting a bond. In the event that the Company prevails in any action to enforce the Agreement or its attachments, then you also shall be liable to the Company for attorney's fees and costs incurred by the Company in enforcing such provision(s). In addition, in the event that you breach any portion of Section 6(b), you agree that the restrictions of Section 6(b) shall remain in effect for the period of such breach notwithstanding the period of eighteen (18) months set forth above and you further agree that the same restrictions shall apply for a period of eighteen (18) months commencing effective upon the cessation of any such breach.

     17. GOVERNING LAW; INTERPRETATION. This Agreement shall be interpreted and enforced under the laws of the Commonwealth of Massachusetts, without regard to conflict of law principles. In the event of any dispute, this Agreement is intended by the parties to be construed as a whole, to be interpreted in accordance with its fair meaning, and not to be construed strictly for or against either you or the Company or the "drafter" of all or any portion of this Agreement.

     18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between you and the Company. This Agreement supersedes any previous agreements or understandings between you and the Company, including, but not limited to, the Executive Agreement, provided that, the stock agreements described in
Section 3, the Invention, Confidentiality Agreement described in Section 6(a) (Exhibit C hereto) and the Noncompetition and Nonsolicitation Agreement described in Section 6(b) (Exhibit D hereto) remain in full force and effect as amended herein.

     19. TIME FOR CONSIDERATION; EFFECTIVE DATE. You have the opportunity to consider this Agreement for twenty-one (21) days before signing it. To accept this Agreement, you must return a signed original of this Agreement so that it is received by the undersigned at or before the expiration of this twenty-one
(21) day period. If you sign this Agreement within less than twenty-one (21) days of the date of its delivery to you, you acknowledge by signing this Agreement that such decision was entirely voluntary and that you had the opportunity to consider this Agreement for the entire twenty-one (21) day period. For the period of seven (7) days from the date when this Agreement becomes fully executed, you have the right to revoke this Agreement by written notice to the undersigned. For such a revocation to be effective, it must be delivered so that it is received by the undersigned at or before the expiration of the seven (7) day revocation period. This Agreement shall not become effective or enforceable during the revocation period. This Agreement shall become effective on the first business day following the expiration of the revocation period (the "Effective Date").

Separation & Release Agreement
January 23, 2007
Page 7 of 7

     If this letter correctly states the understanding we have reached, please indicate your acceptance by countersigning the enclosed copy and returning it to me.

                                        Very truly yours,


                                        /s/ Colin Angle
                                        ----------------------------------------
                                        Colin Angle
                                        Chief Executive Officer
                                        iRobot Corporation

You are advised to consult with an attorney before signing this Agreement. The foregoing is agreed to and accepted by:


/s/ Gregory F. White
-------------------------------------
Gregory F. White

Date: 1/23/07

                                    EXHIBIT A

                                RELEASE AGREEMENT

In consideration of the Company's agreement to provide you with certain separation benefits, as set forth in paragraph 3(a) of the Agreement dated January 23,2007 between you and the Company (the "Agreement"), you and your representatives, agents, estate, heirs, successors and assigns, absolutely and unconditionally hereby release, remise, discharge, indemnify and hold harmless the Company (defined to include the Company and/or any of its parents, subsidiaries or affiliates, predecessors, successors or assigns, and its and their respective current and/or former partners, directors, shareholders/stockholders, officers, employees, attorneys and/or agents, all both individually and in their official capacities), from any and all actions or causes of action, suits, claims, complaints, contracts, liabilities, agreements, promises, contracts, torts, debts, damages, controversies, judgments, rights and demands, whether existing or contingent, known or unknown ("Claims"), which arise out of your employment with, change in employment status with, and/or separation of employment from, the Company. This release is intended by you to be all encompassing and to act as a full and total release of any Claims, whether specifically enumerated herein or not, that you may have or have had against the Company arising from conduct occurring up to and through the date of this Agreement, including, but not limited to, any claims: relating to your employment by the Company or the termination of your employment with the Company; of wrongful discharge; of breach of contract; of retaliation or discrimination under federal, state or local law (including, without limitation, Claims of age discrimination or retaliation under the Age Discrimination in Employment Act, Claims of disability discrimination or retaliation under the Americans with Disabilities Act, and Claims of discrimination or retaliation under Title VII of the Civil Rights Act of 1964); under any other federal or state statute; of defamation or other torts; of violation of public policy; for wages, bonuses, incentive compensation, stock, stock options, vacation pay or any other compensation or benefits; and for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney's fees; provided, however, that this release shall not affect your vested rights under the Company's Section 401(k) plan or your rights under this Agreement. You agree that you shall not seek or accept damages of any nature, other equitable or legal remedies for your own benefit, attorney's fees, or costs from any of the Releasees with respect to any Claim released by this Agreement. As a material inducement to the Company to enter into this Agreement, you represent that you have not assigned to any third party and you have not filed with any agency or court any Claim released by this Agreement.

You understand and agree that the terms of this Agreement are confidential and you will not disclose to others the terms of this Agreement, except as otherwise permitted by law and with the written consent of the Company, except that you may disclose this information to your immediate family or for purposes of securing professional, financial, tax or legal services, however, prior to that disclosure you will inform such persons that this confidentiality clause is in effect and that they are bound by it as well.

You affirm that you have read this Release carefully. You affirm that you have been given at least 21 days to consider all of the terms of this Release, that you have been advised to consult with an attorney prior to executing this Release, and that you fully understand that by signing below you are voluntarily giving up any right which you may have to sue or bring any other claims against the Released Parties, including any rights and claims under the Age Discrimination in Employment Act. You also understand that you have a period of seven days after signing this Release within which to revoke his agreement, and that neither you nor any other person is obligated to make any payments or provide any other benefits to you pursuant to the Agreement until eight days have passed since your signing of this Release without your signature having been revoked. Finally, you acknowledge that you have not been forced or pressured in any manner whatsoever to sign this Release, and you agree to all of its terms voluntarily.


/s/ Gregory White
-------------------------------------
Gregory White

SUBSCRIBED AND SWORN TO ME THIS 23RD DAY OF JANUARY, 2007.


/s/ Gilda T. Carr
-------------------------------------

                                        Notary Public

                                        My commission expires:
                                        12/27/2013

                (SEAL)

                                    EXHIBIT B

                                   STOCK POWER

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto iRobot Corporation, a Delaware corporation (the "Company"), an aggregate of __________ (__) shares of Common Stock, $0.01 par value per share, of the Company, standing in the undersigned's name on the books of the Company, represented by Common Stock Certificate Number(s) __________, and does hereby irrevocably constitute and appoint the Company as his attorney-in-fact to transfer said shares on the books of the Company with full power of substitution in the premises. This Stock Power may be executed by facsimile signature.

DATED the _____ day of __________,2007.


                                        /s/ Gregory F. White
                                        ----------------------------------------
                                        Gregory F. White

                                    EXHIBIT C

                                  IROBOT CORP.

                      INVENTION, CONFIDENTIALITY AGREEMENT
                   (MANAGEMENT, TECHNICAL AND MARKETING/SALES)

     Agreement dated as of the 26 day of March, 2003, by and between iRobot Corp., a Delaware corporation (the "Company") having its principal office at 63 South Avenue, Burlington, MA 01803, and Gregory White ("Employee"), residing at
**

In consideration of employment by the Company, Employee agrees as follows:

1.   DEFINITIONS. The following terms will have the meanings specified below:

     1.1 "PRODUCTS" means all computer programs and other products and services developed and/or licensed, sold, leased or otherwise distributed or put into use by the Company, during the term of Employee's employment.

     1.2 "CONFIDENTIAL INFORMATION" means all valuable information of the Company which may give the Company a competitive advantage and is not generally known to others. It includes, without limitation, the Inventions (as defined in Section 2.1 below), customer lists and data, computer programs and documentation for such programs, information, strategies, internal reports and memoranda and other data relating to the development, manufacturing, costs, marketing, licensing, sales and uses of the Products, the source of supplies for the Products, the Company's budget and strategic plans, and the identity and special needs of customers for the Products. All Confidential Information and copies thereof are the sole property of the Company.

     1.3 "THIRD PARTY CONFIDENTIAL INFORMATION" means information or data, furnished to the Company by third parties, as to which the Company has assumed obligations of confidentiality.

     1.4 "DOCUMENTS" means all tangible embodiments of Inventions, the Company's Confidential Information, or Third Party Confidential Information, in written or printed form, electronic storage media, or other tangible media of expression.

2.   ASSIGNMENT OF INVENTIONS.

     2.1 DISCLOSURE. Employee will promptly and fully disclose to the Company any and all computer programs and documentation, inventions, discoveries, developments, designs, data, know-how, concepts and ideas, whether or not patentable, that are authored, conceived, developed, reduced to practice or prepared by Employee alone or by Employee and others, during the period of Employee's employment with the Company, relating to either the Products or to any prospective activities of the Company known to Employee as a consequence of employment with the Company (the "Inventions").

     2.2 FURTHER ASSURANCES. Upon and/or following disclosure of each Invention to the Company, Employee will, during Employee's employment and at any time thereafter, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

     2.3 WORKS MADE FOR HIRE. Employee acknowledges that all computer programs, documentation, works of authorship and copyrightable works prepared in whole or in part by Employee in the course of Employee's employment, including without limitation all Inventions, will be "works made for hire" under the Copyright Act of 1976 (the "Copyright Act"), and will be the sole property of the Company and the Company will be the sole author of such works within the meaning of the Copyright Act. All such works, as well as all copies of such works in whatever medium, will be owned exclusively by the Company and Employee hereby expressly disclaims any and all interests in such works. If the copyright to any such work would not be the property of the Company by operation of law, Employee hereby and without further consideration, irrevocably assigns to the Company all right, title and interest in such work, including all so-called "moral rights," and will assist the Company and its nominees in every proper way, at the Company's expense, to secure, maintain and defend for the Company's own benefit copyrights and any extensions and renewals thereof on such work, including translations thereof in any and all countries, such work to be and to remain the property of the Company whether copyrighted or not. If the foregoing moral rights cannot be so assigned under the applicable laws of the countries in which such rights exist, Employee hereby waives such moral rights and consents to any action of the Company that would violate such rights in the absence of such consent.

     2.4 ASSIGNMENT; POWER OF ATTORNEY. Without in any way limiting the foregoing, Employee hereby assigns to the Company all right, title and interest to all Inventions, including but not limited to patent rights. In the event the Company is unable, after reasonable effort, to secure Employee's signature on any letters patent, copyright or other analogous protection relating to an Invention, whether because of Employee's physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution thereon with the same legal force and effect as if executed by Employee.

     2.5 EMPLOYEE DEVELOPMENTS. Employee represents that all developments, inventions, works of authorship or other intellectual property rights to which Employee claims ownership as of the date of this Agreement (the "Employee Developments"), and which the parties agree are excluded from this Agreement, are listed in Exhibit A. If no Employee Developments are listed in Exhibit A, Employee represents that there are no Employee Developments at the time of signing this Agreement.

3.   CONFIDENTIAL INFORMATION.

     3.1 CONFIDENTIALITY. Employee agrees that all Confidential Information as defined above, whether furnished to Employee by the Company or developed solely by Employee or with others and whether or not developed in whole or in part with the use of other Confidential Information disclosed to Employee by the Company, will be Confidential Information of the Company. Employee will not disclose any Confidential Information to any third party (not including another employee of the Company, unless specifically directed otherwise) during employment by the Company or after termination thereof, nor use any Confidential Information after termination of employment with the Company, except as permitted or directed by the Company's President or Chief Executive Officer.

     3.2 THIRD PARTIES. Except as directed by Employee's supervisor, Employee will never, directly or indirectly, use, publish, disseminate or otherwise disclose any Third Party Confidential Information.

4.   USE AND RETURN OF DOCUMENTS.

     Employee will not copy any Documents nor remove any Documents or copies thereof from the Company's premises except to the extent necessary to his/her employment and then only with the authorization of Employee's supervisor. Upon the termination of Employee's employment with the Company, Employee will return immediately to the Company any and all Documents and copies thereof then in his/her possession or control.

5.   PUBLICITY.

     The Company, its subsidiaries and affiliates may use Employee's name and likeness in or in connection with any technical or promotional material published by them, without further compensation to Employee.

6.   EMPLOYMENT.

     6.1 EMPLOYMENT AT WILL. Employee agrees that this Agreement does not create an obligation on the part of the Company to continue Employee's employment with the Company. Employee agrees that Employee's employment with the Company is "at will" and either the Company or Employee may terminate Employee's employment with the Company at any time with or without cause.

     6.2 NO OTHER AGREEMENT. Employee represents that he/she is not subject to any agreement or obligation with any other party which would or could in any way conflict with Employee's obligation under this agreement, except as set forth in Exhibit B.

7.   MISCELLANEOUS.

     7.1 ENTIRE AGREEMENT. This Agreement represents the sole agreement between the Company and Employee and there are no other agreements oral or written, related to employment with the Company or Employee's post-employment obligations to the Company. Employee agrees that any modification of this Agreement by any employee or agent of the Company will not be effective unless it is done by written amendment signed by a corporate officer of the Company and Employee.

     7.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding its conflicts of laws rules.

     7.3 CONSENT TO JURISDICTION. Without limitation, Employee hereby consents and submits to the jurisdiction of the state and federal courts in Massachusetts and in the place where Employee's subsequent employer (at such time as suit is commenced) is incorporated or has a principal place of business, in connection with any alleged breach of this Agreement, and will accept service of process by registered mail or the equivalent directed to Employee's last known address or by such other means permitted by such court.

     7.4 REMEDIES. Employee acknowledges that in the event of a breach of the provisions of Sections 2, 3 or 4, the damages to the Company would be irreparable and would entail inevitable wrongful use or disclosure of the Confidential Information and/or Third Party Confidential Information. Employee therefore agrees that in addition to provable damages and reasonable attorneys' fees, the Company shall be entitled to enjoin any such breach in any competent court.

     7.5 INTERPRETATION. If anyone or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, it shall not affect any other provisions of this Agreement. If any provision in this Agreement shall be held to be excessively broad, it shall be construed by limiting it so as to be enforceable to the extent compatible with applicable law.

     7.6 ASSIGNMENT. This Agreement shall bind and inure to the benefit of the Company and any successor of the Company by reorganization, merger, consolidation or liquidation and any assignee of all or substantially all of its business or assets, but otherwise this Agreement may not be assigned by the Company or Employee.

     7.7 WAIVER OF BREACH. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     7.8 EXISTING EMPLOYMENT RELATIONSHIP. If this Agreement is executed by Employee after the start of employment with the Company, it is deemed to have been in effect since the inception of the employment relationship.

     7.9 CONSULTANTS. The terms "employee", "employ" and "employment" shall be deemed, for purposes of this Agreement, to include the terms "consultant", "retained by" and "retention" in the event that the undersigned has been retained by the Company as a consultant or other independent contractor rather than as an employee.

     7.10 AMENDMENTS. No amendment to this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each party. The term "Agreement", as used herein, includes any future written amendments, modifications, or supplements made in accordance herewith.

EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS READ EACH PROVISION OF THIS AGREEMENT CAREFULLY AND UNDERSTANDS, ACCEPTS AND AGREES TO BE BOUND BY EACH SUCH PROVISION.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as an agreement under seal, as of the date set forth above.

                                        EMPLOYEE:


                                        /s/ Gregory F. White
                                        ----------------------------------------
                                        Print Name: Gregory F. White


                                        IROBOT CORP.


                                        /s/ Helen Greiner
                                        ----------------------------------------
                                        Print Name: HELEN GREINER
                                        Title: PRESIDENT

                                    EXHIBIT A

                          List of Employee Developments

                          [To be completed by Employee]

                                    EXHIBIT B

                         List of Conflicting Agreements

                          [To be completed by Employee]

                                    EXHIBIT D

                                                   FOR USE IN MASSACHUSETTS ONLY

                  NONCOMPETITION AND NONSOLICITATION AGREEMENT

                                    RECITALS

     A. iRobot Corporation (the "Company") is involved in an extremely competitive industry in which confidential information and trade secrets are valuable assets.

     B. I understand the meaning and effect of the terms of this Agreement, and due to the extremely competitive nature of the business in which the Company is engaged, I agree that the restrictions contained herein are reasonable and necessary.

     C. This Agreement was made available to me prior to the date hereof so as to provide me with an adequate amount of time in which to read the entire Agreement and review its provisions with my counsel and advisors.

In consideration and as a condition of my employment or participation in the Company's various stock option plans, I hereby agree as follows:

     1. Best Efforts. During my employment with Company, I will devote my full time, attention, energies, skills and efforts to the performance of any job duties and responsibilities assigned to me by Company. Unless approved in writing by the Company's CEO, I shall not engage in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage, which may tend to (a) interfere with the performance of any job duties and responsibilities assigned to me by Company, (b) create a conflict of interest, or (c) be competitive with the business activities, products or services of Company.

     2. Noncompetition.

          (a) During the period of my employment by the Company and for one year following the termination of my employment, regardless of the reasons for my termination, I shall not, anywhere in the United States, directly or indirectly, alone or as an owner, member, manager, partner, officer, employee, director, investor, lender, consultant or independent contractor of any entity, (i) accept employment with any business or entity that is in competition with the products or services being created, developed, manufactured, marketed, distributed or sold by the Company, or (ii) engage in any business or activity, including but not limited to, the design, manufacture or sale of robots, components for robots or related products or services, that is in competition with the products or services being created, developed, manufactured, marketed, distributed or sold by the Company.

          (b) My ownership of less than 1% of the equity securities of any publicly traded company will not, in and of itself, violate the terms of this Section.

          (c) I agree that this covenant not to compete is reasonable and necessary to protect Company's legitimate business interests, including, without limitation, the confidential and professional information and trade secrets of Company, the substantial relationships between

Company and its customers and clients, and the goodwill of Company. Additionally, I acknowledge and agree that Company provides its products and services on a worldwide basis and, thus, the geographical limitation of this covenant not to compete also is reasonable. I also agree that the 12-month duration of this covenant not to compete with the Company is reasonable. I further agree that the enforcement of this covenant not to compete, whether by injunctive relief, damages, or otherwise, is in no way contrary to the public policy.

     3. Nonsolicitation of Customers.

          (a) During the period of my employment by the Company and for one year following the termination of my employment, regardless of the reasons for my termination, I shall not, directly or indirectly, alone or as an owner, member, manager, partner, officer, employee, director, investor, lender, consultant or independent contractor of any entity, solicit or do business with any customer of the Company or any potential customer of the Company (i) with whom I have had contact or (ii) about whom I obtained information, or became familiar with through the Company's confidential information and trade secrets, during the course of my employment with the Company.

          (b) I agree that this covenant not to solicit customers is reasonable and necessary to protect Company's legitimate business interests, including, without limitation, the confidential business or professional information and trade secrets of Company, the substantial relationships between Company and its customers, and the goodwill of Company. I also agree that the 12-month duration of this covenant not to solicit customers is reasonable. I further agree that the enforcement of this covenant not to solicit customers, whether by injunctive relief, damages, or otherwise, is in no way contrary to the public health, safety and welfare.

     4. Nonsolicitation of Employees.

          (a) During the period of my employment by the Company and for one year following the termination of my employment, regardless of the reasons for the termination, I will not, in any manner, directly or indirectly, hire or engage, or assist any company or business organization by which I am employed or which is directly or indirectly controlled by me to hire or engage, any person who is or was employed by the Company (or is or was an agent, representative, contractor, project consultant or consultant of the Company) at the time of my termination or during the period of one year prior thereto or thereafter.

          (b) During the period of my employment by the Company and for one year following the termination of my employment, regardless of the reasons for the termination, I will not, in any manner, directly or indirectly, solicit, recruit or induce, or assist any company or business organization by which I am employed or which is directly or indirectly controlled by me to solicit, recruit or induce, any person who is or was employed by the Company (or is or was an agent, representative, contractor, project consultant or consultant of the Company) at the time of my termination or during the period of one year prior thereto or thereafter, to leave his or her employment, relationship or engagement with the Company.

iRobot Corporation
Non-Competition & Non-Solicitation Agreement
Rev. 04.2004

          (c) I agree that these covenants are reasonable and necessary to protect Company's legitimate business interests, including, without limitation, the confidential business or professional information and trade secrets of Company, the substantial relationships between Company and its officers, directors, employees, independent contractors, consultants, agents, and other personnel or representatives. I also agree that the 12-month duration of these covenants not to solicit and not to hire employees is reasonable. I further agree that the enforcement of these covenants not to solicit or hire employees, whether by injunctive relief, damages, or otherwise, is in no way contrary to the public policy.

     5. Notice to Future Employers and of Future Employment. I agree and acknowledge that during my employment with Company and for the effective period of the provisions set forth in Sections 2, 3 and 4, I will inform each prospective new employer I may have, prior to accepting employment, of the existence of this Agreement, and I shall provide each prospective employer with a copy of this Agreement. I also agree and acknowledge that Company has the right to independently contact any potential or actual future employer of mine to notify the future employer of my obligations under this Agreement and provide such future employer with a copy of this Agreement. Company shall also be entitled to notify such actual or potential future employer of Company's understanding of the requirements of this Agreement and what steps, if any, Company intends to take to insure compliance with or enforcement of this Agreement.

     6. Employment At Will. I understand that this Agreement does not constitute an implied or written employment contract and that my employment with the Company is on an "at-will" basis. Accordingly, I understand that either the Company or I may terminate my employment at any time, for any or no reason, with or without prior notice.

     7. Reimbursement. I hereby authorize the Company at any time during or after the term of my employment to withhold from any amounts otherwise owed to me (including, but not limited to, salary, bonus, commissions and expense reimbursements) to the fullest extent permitted by applicable law: any and all amounts due to the Company from me, including, but not limited to, cash advances, travel advances, overpayments made by the Company to me, amounts received by me due to the Company's error, unpaid personal credit card or phone charges or any other debt I owe to the Company for any reason, including amounts with respect to misuse or misappropriation of Company assets or breach of this Agreement.

     8. Severability. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in Massachusetts. This Agreement shall be deemed to consist of a series of separate covenants by me, one for each line of business carried on by the Company. The parties expressly agree that the character, duration, and geography of this Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed. However, should a court of competent jurisdiction nonetheless determine at a later date that the character, duration or geography of this Agreement is unreasonable in light of the circumstances as they then exist, then it is my intention and agreement that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on my conduct that are reasonable in light of the circumstances as they then exist and as are necessary to assure the Company of the

iRobot Corporation
Non-Competition & Non-Solicitation Agreement
Rev. 04.2004
intended benefit of this Agreement to the maximum extent permitted by applicable law. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together they are more extensive than necessary to assure the Company of the intended benefit of this Agreement, it is expressly understood and agreed between the parties hereto that those of such covenants (or portions thereof), which, if eliminated, would permit the remaining separate covenants (or portions thereof) to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof. Such modification or deletion is to apply only with respect to the operation of such provision in the particular jurisdiction in which such court determination is made.

     9. Amendments; Waiver. Any amendment to or modification of this Agreement, or any waiver of any provision hereof, shall be in writing and signed by the Company. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

     10. Survival. This agreement shall be effective as of the date entered below. My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

     11. Assignment. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns. I may not assign this Agreement.

     12. Representations.

          (a) I represent that I am free to enter into this Agreement, I have not made and will not make any agreements in conflict with this Agreement, and I shall not disclose or make available to the Company, or use for the Company's benefit, any confidential information, including trade secrets, belonging to me or any third party, including but not limited to, any former employer, partner, co-venturer, client, customer or supplier. I further represent and warrant that
(i) I have delivered to the Company a copy of every agreement that may bear on my employment with the Company, including but not limited to, any noncompetition agreement, nondisclosure agreement or employment agreement, and (ii) I will honor all such agreements.

          (b) I understand and agree that because of the nature of the Company's products, services and customers, because of my position with the Company and because the Company's business is or may become international in scope, the duration of the restrictive covenants contained herein are reasonable and necessary. I also understand and agree that the information I may learn in the course of my employment and the goodwill to which I may be exposed belong exclusively to the Company and have implications and applications that are international in scope. Accordingly, I agree that the restrictive covenants contained herein are reasonable with respect to geographic scope.

iRobot Corporation
Non-Competition & Non-Solicitation Agreement
Rev. 04.2004

          (c) I represent that I have, and bring to my employment with the Company, marketable skills that will enable me to secure employment and earn a living for the duration of this Agreement without violating the restrictive covenants contained herein. Therefore, I agree that any harm to me caused by the enforcement of this Agreement will be outweighed by the harm to the Company should this Agreement not be enforced.

          (d) I agree that any breach of this Agreement by me will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder. The Company may apply for such injunctive relief in any court of competent jurisdiction without the necessity of posting any bond or other security.

     13. Governing Law; Forum Selection Clause. This Agreement and any claims arising out of this Agreement (or any other claims arising out of the relationship between the parties) shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall in all respects be interpreted, enforced and governed under the internal and domestic laws thereof, without giving effect to the Commonwealth's principles of conflicts of laws. Any claims or legal actions by one party against the other shall be commenced and maintained in any state or federal court located in Massachusetts, and I hereby submit to the jurisdiction and venue of any such court.

     14. Entire Agreement. This Agreement sets forth the complete, sole and entire agreement between the parties on the subject matter herein and supersedes any and all other agreements, negotiations, discussions, proposals, or understandings, whether oral or written, previously entered into, discussed or considered by the parties. Notwithstanding the foregoing, this agreement does not supercede the Invention and Confidentiality Agreement that I signed as a condition of my employment.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

iRobot Corporation
Non-Competition & Non-Solicitation Agreement
Rev. 04.2004

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the date first written below.

IROBOT CORPORATION                      EMPLOYEE


/s/ Helen Greiner                       /s/ Gregory White
-------------------------------------   ----------------------------------------
Signature                               Signature

HELEN GREINER                           Gregory White
Name (Please Print)                     Name (Please Print)

Date: 3/16/06                           Date: 3/15/06

                                        Address: **
                                                 **

iRobot Corporation
Non-Competition & Non-Solicitation Agreement
Rev. 04.2004